UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2022

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25837	36-2681268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Wacker Drive, Suite 4900, Chicago, Illinois	60606-6303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 496-1200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HSII	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) The annual meeting of stockholders (the “Annual Meeting”) of Heidrick & Struggles International, Inc. (the “Company”) was held on May 26, 2022.

(b) The results of the matters submitted to the Company’s stockholders at the Annual Meeting were as follows:

1.

Election of Seven Directors: The Company’s stockholders elected the following seven directors, each to serve a one-year term expiring on the date of the Company’s 2023 annual meeting of stockholders. Each director will hold office until his or her successor has been duly elected and qualified or until the director’s earlier resignation or removal.

	For	Withheld	Broker Non-Votes
ELIZABETH L. AXELROD	16,060,243	289,412	1,755,700
MARY E. G. BEAR	16,287,073	62,582	1,755,700
LYLE LOGAN	16,083,722	265,933	1,755,700
T. WILLEM MESDAG	16,074,363	275,292	1,755,700
KRISHNAN RAJAGOPALAN	16,277,840	71,815	1,755,700
STACEY RAUCH	16,291,548	58,107	1,755,700
ADAM WARBY	16,094,461	255,194	1,755,700

2.	Advisory Vote to Approve Named Executive Officer Compensation: The Company’s stockholders approved this proposal.

For	15,597,651
Against	749,347
Abstain	2,657
Broker Non-Votes	1,755,700

3.	Ratification of the Appointment of RSM US LLP as the Company’s Independent Registered Public Accounting Firm for the 2022 Fiscal Year: The Company’s stockholders approved this proposal.

For	18,086,608
Against	14,705
Abstain	4,042

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heidrick & Struggles International, Inc.
(Registrant)

Date: May 31, 2022	/s/ Tracey Heaton
Name: Tracey Heaton
Title: Chief Legal Officer & Corporate Secretary